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                                                                     EXHIBIT 3.2

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                             OAKHURST COMPANY, INC.

                In accordance with the provisions of Sections 242
             of the General Corporation Law of the State of Delaware

The undersigned officers of Oakhurst Company, Inc. (the "Corporation,") a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: On July 23, 2001, the Board of Directors of the Corporation at a meeting duly held on notice at which a quorum was present and acting throughout, adopted the following resolution:

            "RESOLVED:

            (a) That Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

                  "FIRST: The name of the Corporation is Sterling Construction
                          Company, Inc. (hereinafter sometimes referred to as the "Corporation.")

            (b) That the foregoing proposed amendment is hereby declared advisable.

            (c) That the foregoing proposed amendment shall be submitted for approval by the stockholders of the Corporation."

SECOND: At the Annual Meeting of the Stockholders of the Corporation held on October 16, 2001, the foregoing amendment was approved by the holders of a majority of the outstanding capital stock of the Corporation.

THIRD: Accordingly, the foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, have executed this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly, we have hereunto set our hands this 12th day of November, 2001.

      /s/ Joseph P. Harper                       ATTEST:  /s/ Roger M. Barzun
------------------------------------                    ------------------------
Joseph P. Harper                                          Roger M. Barzun
President                                                 Secretary